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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement of Pacific Aerospace & Electronics, Inc. on Form SB-2 (Reg. No. 333-5011) of our report dated July 2, 1997, appearing in the Annual Report on Form 10-K of Pacific Aerospace & Electronics, Inc. for the year ended May 31, 1999. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Moss Adams LLP

Seattle, Washington
April 28, 2000